Exhibit 4.1

Dated May 19, 2014
THIRD SUPPLEMENTAL INDENTURE
to
INDENTURE
DATED AS OF SEPTEMBER 20, 2012
in respect of
£265,000,000 10.375% SENIOR SECURED NOTES DUE 2019

among
CABOT FINANCIAL (LUXEMBOURG) S.A.
as Issuer
CABOT FINANCIAL LIMITED
as Company
CITIBANK, N.A., LONDON BRANCH
as Trustee
and certain Guarantors named herein

i

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of May 19, 2014, among the Guarantors named in Schedule 1 hereto (each, a “Guarantor”, and together, the “Guarantors”), CABOT FINANCIAL (LUXEMBOURG) S.A., a société anonyme incorporated under Luxembourg law with registered office at L-5365 Munsbach, 6, rue Gabriel Lippmann, registered with the register of commerce and companies of Luxembourg under the number B 171.125 (the “Issuer”), CABOT FINANCIAL LIMITED, a limited liability company incorporated under the laws of England and Wales (the “Company”), and CITIBANK, N.A., LONDON BRANCH, as trustee (the “Trustee”), under the Indenture referred to below.
RECITALS
WHEREAS the Issuer, the Company, and the Trustee are parties to an Indenture, dated as of September 20, 2012 (as amended by the First Supplemental Indenture and the Second Supplemental Indenture (each as defined below), the “Indenture”), providing for the issuance of the Issuer’s 10.375% Senior Secured Notes due 2019 (the “Notes”).
WHEREAS, the Issuer, the Guarantors party thereto and the Trustee have entered into the first supplemental indenture to the Indenture dated as of June 13, 2013 (the “First Supplemental Indenture”) and the second supplemental indenture to the Indenture dated as of March 14, 2014 (the “Second Supplemental Indenture”), pursuant to which certain amendments set out therein became operative in accordance with the terms thereof.
WHEREAS, pursuant to the first paragraph of Section 9.02 of the Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement certain provisions of the Note Documents (as defined in the Indenture) with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding or compliance with certain provisions of the Note Documents may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.
WHEREAS, upon the terms and subject to the conditions set forth in its consent solicitation statement, dated as of May 12, 2014 (the “Consent Solicitation Statement”), the Issuer has solicited consents of the Holders of Notes to the 2012 Proposed Amendments (as defined in the Consent Solicitation Statement), which, for the avoidance of doubt do not impair or affect a Holder’s right to receive principal, premium, if any, or interest on the Note held by such Holder in accordance with Section 6.07 of the Indenture), and the Issuer has now obtained such consents from the Holders of at least a majority in principal amount of the outstanding Notes, and as such, this Supplemental Indenture, the amendments set forth herein, and the Trustee’s entry into this Supplemental Indenture and the Trustee’s and the Security Agent’s entry, or authorization, as the case may be, of any ICA Amendment Agreement (as defined in Section 4) are authorized pursuant to the first paragraph of Section 9.02 of the Indenture.
WHEREAS, Lucid Issuer Services Limited, as tabulation agent under the Consent Solicitation Statement, has advised the Issuer and the Trustee that it has received validly executed consents to the 2012 Proposed Amendments from Holders representing a majority in aggregate principal amount of the outstanding Notes on or prior to the date hereof and that those consents have not been revoked.
WHEREAS, pursuant to the first and second paragraphs of Section 9.02 and Section 9.03 of the Indenture, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

AGREEMENT
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Issuer, the Guarantors and the Trustee each mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
Section 1.    Capitalized Terms.
Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.
Section 2.    Effectiveness; Conditions Precedent.
(a)The Issuer represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Section 7.02 and Section 9.02 of the Indenture) have been satisfied in all respects. Pursuant to Section 9.02 of the Indenture, the Holders of at least a majority in principal amount of the outstanding Notes voting as a single class have authorized and directed the Trustee to execute this Supplemental Indenture. The Issuer, the Company, the Guarantors and the Trustee are on this date executing this Supplemental Indenture which will become effective on the date hereof upon execution by each party hereto (the “Effective Date”).
(b)The amendments set forth in Section 3 shall become operative on the 2012 Indenture Consent Payment Date (as defined in the Consent Solicitation Statement) upon payment of the 2012 Indenture Notes Consent Payment (as defined in the Consent Solicitation Statement) (the “Operative Date”).
(c)Subject to payment of the Consent Payment (as defined in the Consent Solicitation Statement) and receipt of the required consents from the other creditors under the Intercreditor Agreements to the amendments set forth in Section 4, the 2012 Proposed Amendments set forth in Section 4 will become effective and operative at the election of the Issuer at a future date determined by the Issuer in its sole discretion.
(d)Notwithstanding anything to the contrary in this Supplemental Indenture, all of the amendments set forth in Sections 3 and 4 hereof will cease to be operative if the Issuer or an agent on its behalf does not pay the 2012 Indenture Notes Consent Payment (as defined in the Consent Solicitation Statement) to Euroclear and Clearstream on behalf of the Holders on the 2012 Indenture Consent Payment Date (as defined in the Consent Solicitation Statement) as contemplated by the Consent Solicitation Statement.

Section 1.	Amendments.
Pursuant to Section 9.02 of the Indenture and subject to Sections 2(d) hereof, the Indenture is hereby amended, such amendments to be operative at and from the Operative Date, as follows:
(a)    The following definitions in Section 1.01 of the Indenture are hereby amended to read as follows:
““ERC” means, for any date of calculation, the aggregate amount of estimated remaining collections projected to be received by the Company and its Restricted Subsidiaries from all Right to Collect Accounts and all performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof owned by the Company and its Restricted Subsidiaries (excluding, for the avoidance of doubt, any Trust Management Assets and any Right to Collect Accounts, performing, sub-performing or charged-off accounts, cash and bank accounts or other similar assets or instruments which are (or will be) held on trust for a third party which is not the Company or any Restricted Subsidiary) during the period of 84 months, as calculated by the Portfolio ERC Model, as at the last day of the month most recently ended prior to the date of calculation.”

““Intercreditor Agreements” means, collectively, the Cabot Intercreditor Agreement and the Marlin Intercreditor Agreement.”
““LTV Ratio” means, in respect of any date of calculation, the aggregate Secured Indebtedness of the Company and its Restricted Subsidiaries less cash and Cash Equivalents (other than cash or Cash Equivalents in an amount equal to amounts collected by the Company and its Restricted Subsidiaries on behalf of third-party clients and held by the Company and its Restricted Subsidiaries as of such date and cash and Cash Equivalents that constitute Trust Management Assets or are held on trust for a beneficiary which is not the Company or a Restricted Subsidiary) as of such date, divided by ERC; provided that ERC shall be adjusted to give effect to purchases or disposals of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) made since the last measurement date and prior to such date of calculation, on the basis of estimates made on a pro forma basis by management acting in good faith. In determining the LTV Ratio in connection with the Incurrence of Indebtedness and the granting of a Lien, the LTV Ratio shall be determined on a pro forma basis for the relevant transaction and the use of proceeds of such Indebtedness; provided that no cash or Cash Equivalents shall be included in the calculation of the pro forma LTV Ratio that are, or are derived from, the proceeds of Indebtedness in respect of which the pro forma calculation is to be made, except, for the avoidance of doubt, to the extent cash or Cash Equivalents will be expended in a transaction to which pro forma effect is given; provided further that any cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries from the issuance or sale of its Capital Stock, Subordinated Shareholder Funding or other capital contributions subsequent to the Issue Date shall (to the extent they are taken into account in determining the amount available for Restricted Payments under such clauses) be excluded for purposes of making Restricted Payments and Permitted Payments, as applicable, under Sections 4.07(a)(C)(ii), 4.07(a)(C)(iii), 4.07(b)(1) and 4.07(b)(13) to the extent such Cash and Cash Equivalents are included in the calculation of the LTV Ratio.”
““Pari Passu Indebtedness” means Indebtedness of the Company, the Issuer, the Marlin Issuer or any Guarantor (other than Indebtedness pursuant to the Senior Facilities Agreement and Priority Hedging Obligations) if such Indebtedness ranks equally in right of payment to the Notes and the Note Guarantees which, in each case, is secured by Liens on the Collateral, including the Existing Notes.”
““Permitted Collateral Liens” means (A) Liens on the Collateral described in one or more of clauses (2), (3), (4), (5), (6), (8), (9), (10), (11), (12), (13), (14), (18), (19), (20), (21), (22), (23) and (25) of the definition of “Permitted Liens”, (B) Liens on the Collateral to secure Indebtedness of the Company or a Restricted Subsidiary that is permitted to be Incurred under Section 4.09(b)(1), 4.09(b)(2) (in the case of Section 4.09(b)(2), to the extent such Guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this definition of “Permitted Collateral Liens”), 4.09(b)(4)(a) and (c) (if the original Indebtedness was so secured), 4.09(b)(6) or 4.09(b)(11); provided, however, that any such Lien ranks equal to (including with respect to the application of proceeds from any realization or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes and the Note Guarantees (except that a Lien in favor of Indebtedness incurred under Section 4.09(b)(1) and a Lien in favor of Priority Hedging Obligations may have super priority in respect of the application of proceeds from any realization or enforcement of the Collateral on terms not materially less favorable to the Holders than that accorded to the Senior Facilities Agreement on the Issue Date as provided in the Intercreditor Agreements as in effect on the Issue Date), (C) Liens on the Collateral securing Indebtedness incurred under Section 4.09(a); provided that, in the case of this clause (C), (x) after giving effect to such incurrence on that date, the LTV Ratio is less than 0.65 and (y) any such Lien ranks equal to (including with respect to the application of proceeds from any realization or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes and the Note Guarantees, or (D) Liens on Collateral securing Refinancing Indebtedness in respect of any Indebtedness secured pursuant to the foregoing clauses (A), (B) and (C); provided that any such Lien ranks equal to (including with respect to the application of proceeds from any realization or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes and the Note Guarantees (except as otherwise permitted in clause (B)). To the extent that a Lien on the Collateral consists of a mortgage over any real estate located in the United Kingdom, it shall constitute a Permitted Collateral Lien only to the extent that a mortgage ranking at least pari passu is granted in favor of the Security Agent for the benefit of the Trustee and the Holders.”

““Permitted Purchase Obligations SPV” means a Wholly Owned Restricted Subsidiary (i) which engages in no activities other than the acquisition of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims, or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts), the Incurrence of Permitted Purchase Obligations to finance such acquisition and any business or activities incidental or related to such business and is set up in connection with the Incurrence of Permitted Purchase Obligations, (ii) to which the Company or any Restricted Subsidiary contributes, loans or otherwise transfers no amounts in excess of amounts required, after giving effect to the Incurrence of Permitted Purchase Obligations, to consummate the relevant purchase of assets and amounts required for incidental expenses, costs and fees for the set-up and continuing operations of such Permitted Purchase Obligations SPV, and (iii) all the Capital Stock of which is held by a Wholly Owned Restricted Subsidiary which holds no other material assets.”

““Portfolio ERC Model” means the models and methodologies that the Company uses to calculate the value of its loan portfolios and those of its Subsidiaries, consistently with its most recent audited financial statements as of such date of determination.”

““Right to Collect Account” means a performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument that is owned by a Person that is not the Company or one of its Restricted Subsidiaries (a “Third Party”) and in respect of which (a) such Third Party is unable or unwilling to dispose of the relevant performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument to the

Company or a Restricted Subsidiary; and (b) the Company or a Restricted Subsidiary is entitled to collect and retain substantially all of the amounts due under such performing, sub-performing or charged-off account, loan, receivable, mortgage, debenture or claim or other similar asset or instrument, or to receive amounts equivalent thereto.”

(b)    Sub-clause (3) of the definition of “Asset Disposition” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(3)    a disposition of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures, claims or other similar assets or instruments or portfolios thereof or inventory or other assets, in each case, in the ordinary course of business, including into a trust in favor of third parties or otherwise;”
(c)    Sub-clause (7) of the definition of “Asset Disposition” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(7)    any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than the greater of (i) £13.0 million and (ii) 1.5% of Total Assets;”
(d)    Sub-clause (15) of the definition of “Asset Disposition” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(15)    any disposition with respect to property built, owned or otherwise acquired by the Company or any Restricted Subsidiary pursuant to customary sale and leaseback transactions, finance leases, asset securitizations and other similar financings permitted by this Indenture where the fair market value of the assets disposed of, when taken together with all other dispositions made pursuant to this clause (15), does not exceed the greater of (i) £13.0 million and (ii) 1.5% of Total Assets.”
(e)    Sub-clause (2) of the definition of “Consolidated Net Income” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(2)     solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(C)(i), any profit (loss) on ordinary activities after taxation of any Restricted Subsidiary (other than any Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to or permitted under the Senior Facilities Agreement, the Notes, the Existing Notes, the Indenture and the Existing Notes Indentures and (c) restrictions specified in Section 4.08(b)(11)(i)), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);”

(f)    New sub-clause (iv) of the definition of “Indebtedness” shall be inserted after sub-clause (iii) of such definition to read as follows:
“(iv)    Indebtedness of a Trust Management SPV where the proceeds of such Indebtedness are used to finance the purchase of assets to be held in such trust; provided that the incurrence of such Indebtedness is without recourse and contains no obligation on the Company or any other Restricted Subsidiary or any of their assets in any way.”
(g)    New sub-clause (7) of the definition of “Parent Expenses” shall be inserted after sub-clause (6) of such definition to read as follows:
“(7)     any income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries.”
(h)    Sub-clause (11) of the definition of “Permitted Investment” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(11)    Investments, taken together with all other Investments made pursuant to this clause (11) and at any time outstanding, in an aggregate amount at the time of such Investment not to exceed the greater of 4.5% of Total Assets and £38.0 million; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;”
(i)    Sub-clause (17) of the definition of “Permitted Investment” in Section 1.01 of the Indenture is hereby amended to read as follows:
“(17)    Investments in Associates or Unrestricted Subsidiaries in an aggregate amount when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of 3.0% of Total Assets and £26.0 million; and”
(j)    Sub-clause (18) of the definition of “Permitted Investment” in Section 1.01 is hereby amended to read as follows:
“(18)    Investments in the Notes, the Existing Notes and any Additional Notes and Investments pursuant to the Proceeds Loan and the Existing Proceeds Loans.”
(k)    Sub-clause (24) of the definition of “Permitted Liens” in Section 1.01of the Indenture is hereby amended to read as follows:
“(24)    Liens which do not exceed £10.0 million at any one time outstanding;”
(l)    New sub-clauses (27) and (28) of the definition of “Permitted Liens” in Section 1.01of the Indenture are hereby inserted after sub-clause (26) of such definition to read as follows:

“(27)     Liens on Right to Collect Accounts, performing accounts, sub-performing accounts, charged-off accounts, cash and bank accounts, loans, receivables, mortgages, debentures, claims or other similar assets or instruments held on trust for third parties; and
(28)     Liens on Trust Management Assets; provided that such Liens do not secure any Indebtedness of the Company or any Restricted Subsidiary other than a Trust Management SPV.”
(m)    The first paragraph of the definition of “Permitted Purchase Obligations” in Section 1.01 of the Indenture is hereby amended to read as follows:
““Permitted Purchase Obligations” means any Indebtedness Incurred by a Permitted Purchase Obligations SPV to finance or refinance the acquisition of performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or portfolios thereof (including through the use of Right to Collect Accounts) purchased by such Permitted Purchase Obligations SPV, whether directly or through the acquisition of the Capital Stock of any Person owning such assets or otherwise, in an aggregate principal amount not exceeding at the time of the incurrence of such Permitted Purchase Obligations, together with any other Indebtedness incurred pursuant to Section 4.09(b)(12) and then outstanding, 15.0% of the ERC, calculated in good faith on a pro forma basis by management as of the date of purchase of such performing, sub-performing or charged-off accounts, loans, receivables, mortgages, debentures or claims or other similar assets or instruments or such portfolios (including through the use of Right to Collect Accounts), provided that: . . .”

(n)    Section 1.01 of the Indenture is hereby amended to add the following terms and their corresponding definitions to read as follows:
““Cabot Intercreditor Agreement” means the intercreditor agreement, dated September 20, 2012, as supplemented by accession deeds dated August 2, 2013 and March 14, 2014, among the Issuer, the Guarantors, the Security Agent, the agent for the Senior Facilities Agreement, the Trustee in respect of the Notes, the Existing Cabot Notes, the trustee in respect of the Existing Marlin Notes and the other parties named therein, as amended, restated or otherwise modified or varied from time to time.”
““Existing 2020 Cabot Notes” means the £100 million aggregate principal amount of senior secured notes due 2020 issued by the Issuer on August 2, 2013 pursuant to the Existing 2020 Cabot Notes Indenture.”
““Existing 2021 Cabot Notes” means the £175 million aggregate principal amount of senior secured notes due 2021 issued by the Issuer on March 27, 2014 pursuant to the Existing 2021 Cabot Notes Indenture.”
““Existing 2020 Cabot Notes Indenture” means the indenture, dated August 2, 2013, as supplemented by a supplemental indenture dated March 14, 2014, among the Issuer, Citibank, N.A., London Branch, as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto, as amended, restated or otherwise modified or varied from time to time.”

““Existing 2021 Cabot Notes Indenture” means the indenture, dated March 27, 2014, among the Issuer, Citibank, N.A., London Branch, as trustee, principal paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto, as amended, restated or otherwise modified or varied from time to time.”
““Existing 2021 Cabot Notes Issue Date” means March 27, 2014.”
““Existing Cabot Notes” means, collectively, the Existing 2020 Cabot Notes and the Existing 2021 Cabot Notes.”
““Existing Cabot Notes Indentures” means, collectively, the Existing 2020 Cabot Notes Indenture and the Existing 2021 Cabot Notes Indenture.”
““Existing Marlin Notes” means the £150 million aggregate principal amount of senior secured notes due 2020 issued by the Marlin Issuer on July 25, 2013 pursuant to the Existing Marlin Notes Indenture.”
““Existing Marlin Notes Indenture” means the indenture, dated July 25, 2013, as supplemented by supplemental indentures dated February 19, 2014 and March 14, 2014, among the Marlin Issuer, the Bank of New York Mellon, London Branch, as trustee, principal paying agent and transfer agent, the Bank of New York Mellon (Luxembourg) S.A., as registrar, J.P. Morgan Europe Limited, as security agent, and the guarantors parties thereto, as amended, restated or otherwise modified or varied from time to time.”
““Existing Notes” means, collectively, the Existing Cabot Notes and the Existing Marlin Notes.”
““Existing Notes Indentures” means, collectively, the Existing Cabot Notes Indentures and the Existing Marlin Notes Indenture.”
““Existing Proceeds Loans” means the loans of the proceeds of the Existing Cabot Notes pursuant to the Existing Proceeds Loan Agreements.”
““Existing Proceeds Loan Agreements” means the Proceeds Loan Agreement, that certain loan agreement made as of August 2, 2013 by and between Cabot UK Financial, as borrower, and the Issuer, as lender and that certain loan agreement made as of March 27, 2014 by and between Holdings, as borrower, and the Issuer, as lender.”
““Marlin Intercreditor Agreement” means the intercreditor agreement, dated July 25, 2013, amended on February 19, 2014 and supplemented by a security agent assignment deed dated March 13, 2014 and an accession deed dated March 14, 2014, among the Marlin Issuer, the Issuer, the Guarantors, the Security Agent, the agent for the Senior Facilities Agreement, the Trustee in respect of the Notes, the Existing Cabot Notes, the trustee in respect of the Existing Marlin Notes and the other parties named therein, as amended, restated or otherwise modified or varied from time to time.”
““Marlin Issuer” means Marlin Intermediate Holdings plc, a public limited company incorporated and existing under the laws of England and Wales.”
““Trust Management Assets” means Right to Collect Accounts, performing accounts, sub-performing accounts, charged-off accounts, loans, receivables, mortgages, debentures, claims, cash and bank accounts or other similar assets or instruments held by a Trust

Management SPV on trust for a beneficiary which is not the Company or a Restricted Subsidiary.”
““Trust Management SPV” means a Restricted Subsidiary whose purpose is managing Trust Management Assets and other activities necessary or ancillary to managing Trust Management Assets, including as necessary to fulfill any obligations or duty of the Trust Management SPV as a trustee.”
(o)    Sections 4.03(a)(1) and (2) of the Indenture will hereby be amended to read as follows:
“(1)    within 120 days after the end of the Company’s fiscal year beginning with the first fiscal year ending after the Issue Date, annual reports containing, to the extent applicable the following information: (A) audited consolidated balance sheets of the Company or its predecessor as of the end of the two most recent fiscal years (which, in the case of the financial period ended December 31, 2011, refers to the fourteen month period then ended) and audited consolidated income statements and statements of cash flow of the Company or its predecessor for the three most recent fiscal years (which, in the case of the financial period ended December 31, 2011, refers to the fourteen month period then ended), including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (B) unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates (and provided that such pro forma information will be required only to the extent available without unreasonable expense, in which case the Company will provide, in the case of a material acquisition, acquired company financial statements); (C) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, EBITDA, ERC and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting policies; (D) description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; and (E) a description of material risk factors and material recent developments;
(2)    within 60 days (or in the case of the quarter ended September 30, 2012, 90 days) following the end of each of the first three fiscal quarters in each fiscal year of the Company beginning with the quarter ended September 30, 2012, all quarterly reports of the Company containing the following information: (A) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recently completed quarter year-to-date period ending on the unaudited condensed balance sheet date, and the comparable prior year periods (which, in the case of the financial statements for the quarter ended September 30, 2012, may be the eleven month period ended September 30, 2011), together with condensed footnote disclosure; (B) unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the relevant quarter as to which such quarterly report relates (and provided that such pro forma information will be required only to the extent available without unreasonable expense, in which case the Company will provide, in the case of a material acquisition, acquired company financial statements); (C) an operating and financial review of the unaudited financial statements, including a discussion of the results of operations, financial condition, EBITDA, ERC and material changes in liquidity and capital resources of the Company, and a discussion of material changes not in the ordinary course of business in commitments and contingencies since the most recent report; and (D) material recent developments and any material changes to the risk factors disclosed in the most recent annual report; and”
(p)    New Section 4.03(g) of the Indenture will hereby be inserted after Section 4.03(f) of the Indenture to read as follows:
“(g)    Following an Initial Public Offering (unless the IPO Entity is Encore Capital), the requirements of Section 4.03(a) shall be considered to have been fulfilled if the IPO Entity complies with the reporting requirements of such stock exchange; provided that (x) the IPO Entity shall always provide financial statements consistent with the requirements of Section 4.02(a)(2)(A) above for any applicable quarterly period pursuant to Section 4.02(a)(2) after the Issue Date and (y) to the extent such IPO Entity relies on such stock exchange reporting requirements to fulfill the requirements of Section 4.03(a), a reasonably detailed description of material differences between the financial statements of such IPO Entity and the financial statements of the Company shall be included for any period after the Issue Date.”
(q)    Sections 4.06(a) and (b) of the Indenture will hereby be amended to read as follows:
“(a)    The Issuer shall not engage in any business activity or undertake any other activity, other than any activity: (i) subject to compliance with the terms of this Indenture, related to the offering, sale, issuance, servicing, purchase, redemption, amendment, exchange, refinancing or retirement of or investment in the Notes, the Existing Notes or any Public Debt; (ii) undertaken with the purpose of, and directly related to, fulfilling its obligations under the Notes, the Existing Notes, this Indenture and any other document relating to the Notes (including the Proceeds Loan), the Existing Notes Indentures and any other document relating to the Existing Notes (including the Existing Proceeds Loans), the Security Documents (including the Intercreditor Agreements), the Senior Facilities Agreement or any document relating to any Public Debt; (iii) related to the establishment and maintenance of the Issuer’s corporate existence; (iv) related to using amounts received by the Issuer to make investments in cash or Cash Equivalents in a manner not otherwise prohibited by this Indenture; or (v) reasonably related to the foregoing. The Issuer shall not (i) incur any indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary) other than, subject to compliance with the terms of this Indenture and the Existing Notes Indentures, the Notes, the Existing Notes or any Public Debt, or (ii) issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary). The Issuer shall not, and the Company shall not permit the Issuer to, use the proceeds from the issuance of the Notes other than (A) to pay fees and expenses related to the offering of the Notes and (B) to subscribe for the Proceeds Loan issued to Cabot UK Financial promptly upon the receipt of proceeds from the issuance of the Notes.
(b) The Company will not engage in any business or undertake any other activity, own any assets or incur any liabilities other than: (i) the ownership of the Capital Stock of Holdings,

debit and credit balances with its Restricted Subsidiaries and other minimal credit and cash balances in bank accounts and related Investments in Cash Equivalents, Temporary Cash Investments or Investment Grade Securities; (ii) the provision of administration services (including the on-lending of monies to Restricted Subsidiaries in the manner described in (i) above) and management services to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries and the ownership of assets necessary to provide such services; (iii) the entry into and performance of its obligations (and incurrence of liabilities) under the Notes, the Existing Notes, this Indenture, the Existing Notes Indentures, the Senior Facilities Agreement, any Hedging Obligations, any Public Debt, other Indebtedness (including any Additional Notes) or any other obligations, in each case permitted by this Indenture, any Security Document to which it is a party, the Intercreditor Agreements and any proceeds loans relating to the foregoing; (iv) the making of any payments or other distributions of the types specified in Sections 4.07(a)(1), Section 4.07(a)(2) and Section 4.07(a)(3) in compliance with Section 4.07 and the making of any Permitted Investments of the types specified under clauses (6) and (16) of the definition thereof; (v) reorganizations for bona fide corporate purposes in compliance with Section 5.01; provided that any successor entity resulting from any such reorganization is subject to the covenant described in this Section 4.06(b); (vi) the granting of security interests in accordance with the terms of the Notes, the Existing Notes, this Indenture, the Existing Notes Indentures, the Senior Facilities Agreement, any Hedging Obligations, any Public Debt, other Indebtedness or any other obligations, in each case permitted by this Indenture, any Security Document to which it is a party, the Intercreditor Agreements and any proceeds loans relating to the foregoing; (vii) professional fees and administration costs in the ordinary course of business as a holding company; (viii) any activities related or reasonably incidental to the establishment or maintenance of its or its Subsidiaries’ corporate existence; (ix) any liabilities under any purchase agreement or any other document entered into in connection with the issuance of the Notes, the Existing Cabot Notes or any other Indebtedness permitted under this Indenture (including any Additional Notes) or related to the offering, sale, issuance, servicing, purchase, redemption, amendment, exchange, refinancing or retirement of or investment in the Notes, the Existing Notes or any other Indebtedness permitted to be incurred by this Indenture; and (x) any other activities which are not specifically listed above and (A) which are ancillary to or related to those listed above or (B) which are de minimis in nature.”
(r)    New Section 4.06(c) of the Indenture will hereby be inserted after Section 4.06(b) of the Indenture to read as follows:
“(c)    No Trust Management SPV will: (i) engage in any business activity or undertake any other activity, other than such activities (A) necessary or ancillary to managing Trust Management Assets, including as necessary to fulfill any obligations or duties of the Trust Management SPV as a trustee and including as specifically contemplated hereby including the disposition of any Trust Management Assets, Incurrence of Indebtedness where the proceeds of such Indebtedness are used to finance the purchase of Trust Management Assets and granting Liens on Trust Management Assets or (B) related to the establishment and maintenance of the Trust Management SPV; (ii) issue any Capital Stock other than to the Company or any other Restricted Subsidiary; (iii) Incur any Indebtedness other than Indebtedness without recourse to the Company or any other Restricted Subsidiary or any of their assets; (iv) hold any assets other than Trust Management Assets and any other assets necessary or ancillary to managing such Trust Management Assets; or (v) establish any subsidiaries or own Capital Stock of any entity for any purpose.”

(s)    Sections 4.07(a)(C) of the Indenture will hereby be amended to read as follows:
“(C) the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Existing 2021 Cabot Notes Issue Date (and not returned or rescinded) (including Permitted Payments permitted below by Sections 4.07(b)(5)(a) (without duplication of amounts paid pursuant to any other clause of the second succeeding paragraph), 4.07(b)(6), 4.07(b)(10), 4.07(b)(11) and 4.07(b)(12), but excluding all other Restricted Payments permitted by Section 4.07(b)) would exceed the sum of (without duplication):
(i)    50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter commencing after the Existing 2021 Cabot Notes Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit);
(ii)    100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with the next succeeding paragraph) of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Existing 2021 Cabot Notes Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company subsequent to the Existing 2021 Cabot Notes Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.07(b)(6) and (z) Excluded Contributions);
(iii)    100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with the last paragraph of this Section 4.07(a)) of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Existing 2021 Cabot Notes Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding (plus the amount of any cash, and the fair market value (as determined in accordance with the next succeeding paragraph) of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange) but excluding (x) Net Cash Proceeds to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.07(b)(6) and (y) Excluded Contributions); . . . .”

(t)    Section 4.07(b)(6) of the Indenture will hereby be amended in to read as follows:
“(6)    the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Company or any Parent (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of any Parent (including any options, warrants or other rights in respect thereof), in each case from Management Investors; provided that such payments, loans, advances, dividends or distributions made from the Existing 2021 Cabot Notes Issue Date do not exceed an amount (net of repayments of any such loans or advances) equal to (a) £2.5 million plus (b) £2.0 million multiplied by the number of calendar years that have commenced since the Issue Date plus (c) the Net Cash Proceeds received by the Company or its Restricted Subsidiaries since the Existing 2021 Cabot Notes Issue Date (including through receipt of proceeds from the issuance or sale of its Capital Stock or Subordinated Shareholder Funding to a Parent) from, or as a contribution to the equity (in each case under this clause (c), other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 4.07(a)(C)(ii) or Section 4.07(a)(C)(iii);”

(u)    Section 4.07(b)(10) of the Indenture will hereby be amended to read as follows:
“(10)    so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment by the Company of, or loans, advances, dividends or distributions to any Parent to pay, dividends on the common stock or common equity interests of the Company or any Parent following a Public Offering of such common stock or common equity interests, in an amount not to exceed in any fiscal year the greater of (a) 6% of the Net Cash Proceeds received by the Company from such Public Offering or contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Company or contributed as Subordinated Shareholder Funding to the Company, in each case from the Net Cash Proceeds of a Public Offering and (b) following the Initial Public Offering, an amount equal to the greater of (i) the greater of (A) 6% of the Market Capitalization and (ii) 6% of the IPO Market Capitalization; provided that after giving pro forma effect to such loans, advances, dividends or distributions, the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries shall be equal to or less than 2.5 to 1.0; and (ii) the greater of (B) 5% of the Market Capitalization and (ii) 5% of the IPO Market Capitalization; provided that after giving pro forma effect to such loans, advances, dividends or distributions, the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries shall be equal to or less than 3.0 to 1.0;”

(v)    Section 4.07(b)(11) of the Indenture will hereby be amended to read as follows:
“(11)    so long as no Default or Event of Default has occurred and is continuing (or would result from), (a) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed £25.0 million and (b) any Restricted Payment (including loans or advances); provided that the Consolidated Leverage Ratio on a pro forma basis after giving effect to any such Restricted Payment does not exceed 2.25 to 1.0;”

(w)    Sub-clauses (7), (8) and (9) of Section 4.08(b) of the Indenture will hereby be amended to read as follows:
“(7)    customary provisions in leases, licenses, joint venture agreements, debt purchase agreements and other similar agreements and instruments entered into in the ordinary course of business;

(8)     encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, the terms of any license, authorization, concession or permit or required by any regulatory authority;

(9)    any encumbrance or restriction on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under agreements entered into in the ordinary course of business;”

(x)    New sub-clauses (14) and (15) of Section 4.08(b) of the Indenture will hereby be inserted after Section 4.08(b)(13) to read as follows:

“(14)     any encumbrance or restriction on assets held in trust for a third party, including pursuant to the relevant trust agreement; or

(15)    any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions under Section 4.11(b) provided that the terms and conditions of any such encumbrances or restrictions are, in the good faith judgment of the Board of Directors of the Company, no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.”

(y)    Section 4.09(a) of the Indenture will hereby be amended to read as follows:
“(a)    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuer or a Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries is greater than 2.5 to 1.0.”
(z)    Section 4.09(b)(1) of the Indenture will hereby be amended to read as follows:
“(1)    Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not exceeding (i) the greater of (x) £173.0 million and (y) 15.0% of ERC, plus (ii) in the case of any refinancing of any Indebtedness permitted under this Section 4.09(b)(1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;”

(aa)    Section 4.09(b)(7) of the Indenture will hereby be amended in to read as follows:
“(7)    Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Company or any of its Restricted Subsidiaries, and in each case any Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(7) and then outstanding, will not exceed at any time outstanding the greater of (i) £26.0 million and (ii) 3.0% of Total Assets;”

(bb)    Section 4.09(b)(11) of the Indenture will hereby be amended to read as follows:
“(11)    Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this Section 4.09(b)(11) and then outstanding, will not exceed the greater of (i) £51.0 million and (ii) 6.0% of Total Assets;”
(cc)    New Section 4.09(b)(14) of the Indenture will hereby be inserted after Section 4.09(b)(13) of the Indenture to read as follows:
“(14)    Indebtedness represented by the unpaid purchase price for portfolio assets acquired in the ordinary course of business; provided, however, that such amounts are due within one year of the acquisition of the related portfolio assets.”
(dd)    Section 4.10(f)(5) of the Indenture will hereby be amended to read as follows:
“(5)    any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.10 that is at that time outstanding, not to exceed the greater of £26.0 million and 3.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).”
(ee)    The third paragraph of Section 5.01(a) of the Indenture will hereby be amended to read as follows:
“For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all the properties and assets of one or more Subsidiaries of the Company, Holdings or the Issuer, which properties and assets, if held by the Company, Holdings or the Issuer, as applicable, instead of such Subsidiaries, would constitute all or substantially all the properties and assets of the Company, Holdings or the Issuer, as applicable, on a consolidated basis, shall be deemed to be the transfer of all or substantially all the properties and assets of the Company, Holdings or the Issuer, as applicable.”
(ff)    The last paragraph of Section 5.01(a) of the Indenture will hereby be amended to read as follows:
“Notwithstanding Sections 5.01(a)(2) and 5.01(a)(3) (which do not apply to transactions referred to in this sentence) and, other than with respect to the second preceding paragraph, Section 5.01(a)(4), (x) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company, Holdings or the Issuer and (y) any Restricted Subsidiary that is not a Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary. Notwithstanding Sections 5.01(a)(2) and 5.01(a)(3) (which do not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.”
Section 4.    Intercreditor Agreements.
Pursuant to the Cabot Intercreditor Agreement and the Marlin Intercreditor Agreement, the Holders of Notes, by delivery of their consent, authorize and direct the Trustee to, and authorize and direct the Trustee to instruct the Security Agent to, authorize, consent to and/or sign any amendment agreement to the Cabot Intercreditor Agreement (the “Cabot ICA Amendment Agreement”) and the Marlin Intercreditor Agreement (the “Marlin ICA Amendment Agreement” and together with the Cabot ICA Amendment Agreement, the “ICA Amendment Agreements”) to amend the relevant Intercreditor Agreements as set forth in paragraphs (a) and (b) below:
(a)    The definition of “Credit Facility” in the Cabot Intercreditor Agreement is hereby amended to read as follows:

““Credit Facility” means:

(a)     on or prior to the RCF Discharge Date, the RCF Facility; and

(b)    after the RCF Discharge Date, any credit facility that meets the requirements of a “Credit Facility” under and as defined in the Senior Note Documents which comprises indebtedness which is only incurred pursuant to section 4.09(b)(i) of the Senior Note Indenture and which indebtedness is entitled, under the terms of the Senior Note Documents and (if applicable) the Credit Facility Documents to share in the Transaction Security with the rights and obligations of Credit Facility Lenders as provided for in this Agreement, and in respect of which the creditors, facility agent and arrangers have acceded to this Agreement in accordance with Clause 20.2 (New Credit Facility Lenders and Creditor Representatives) and which is permitted by the terms of the Senior Note Documents to rank senior to the Senior Note Liabilities with respect to the proceeds of any Enforcement of Security and by the terms of the Pari Passu Debt Documents to rank senior to the Pari Passu Liabilities with respect to the proceeds of any Enforcement of Security.”

(b)The definition of “Credit Facility” in the Marlin Intercreditor Agreement is hereby amended to read as follows:
““Credit Facility” means:
(a)     on or prior to the RCF Discharge Date, the RCF Facility; and
(b)     after the RCF Discharge Date, any credit facility that meets the requirements of a “Credit Facility” under and as defined in the Senior Note Documents which comprises indebtedness which is only incurred pursuant to section 4.09(b)(i) of the Senior Note Indenture and which indebtedness is entitled, under the terms of the Senior Note Documents and (if applicable) the Credit Facility Documents to share in the Transaction Security with the rights and obligations of Credit Facility Lenders as provided for in this Agreement, and in respect of which the creditors, facility agent and arrangers have acceded to this Agreement in accordance with Clause 20.2 (New Credit Facility Lenders and Creditor Representatives) and which is permitted by the terms of the Senior Note Documents to rank senior to the Senior Note Liabilities with respect to the proceeds of any Enforcement of Security and by the terms of the Pari Passu Debt Documents to rank senior to the Pari Passu Liabilities with respect to the proceeds of any Enforcement of Security.”
(c)Subject to payment of the 2012 Indenture Notes Consent Payment (as defined in the Consent Solicitation Statement) and receipt of the required consents from the other creditors under the Intercreditor Agreements to the amendments set forth in this Section 4, the ICA Amendment Agreements will become effective and operative at the election of the Issuer at a future date determined by the Issuer in its sole discretion.
Section 5.    Global Notes.
Each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as supplemented and amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Global Notes and the terms of the Indenture, as supplemented by this Supplemental Indenture, the terms of the Indenture, as supplemented by this Supplemental Indenture, shall govern and be controlling.
Section 6.    Ratification and Effect.
Except as hereby expressly waived, supplemented, modified and amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
Upon and after the execution of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.
Section 7.    Governing Law.
THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and each Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture and irrevocably waive any right to trial by jury in connection with any such suit, action or proceeding. The Issuer and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, the Issuer and each Guarantor hereby irrevocably designate and appoint Corporation Service Company (at its office at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Issuer in accordance with Section 13.02 of the Indenture, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.
Section 9.    Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 10.    The Trustee.
The Trustee has entered into this Supplemental Indenture solely upon the request of the Issuer and assumes no obligations hereunder. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto and not the Trustee.
Section 11.    Effect of Headings.
The section headings herein are for convenience only and shall not affect the construction hereof.
Section 12.    Conflicts.
To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will control.
Section 13.    Entire Agreement.
This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture and waivers under the Indenture set forth herein.
Section 14.    Successors.
All covenants and agreements in this Supplemental Indenture given by the parties hereto shall bind their successors.
(Signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CABOT FINANCIAL (LUXEMBOURG) S.A.
as Issuer
By: /s/ Duncan Smith
Name: Duncan Smith
Title: Director

CABOT FINANCIAL LIMITED
as Company

By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT CREDIT MANAGEMENT LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT FINANCIAL HOLDINGS GROUP LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT CREDIT MANAGEMENT GROUP LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

Signature Page to Third Supplemental Indenture

CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT FINANCIAL (UK) LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CABOT FINANCIAL (EUROPE) LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

APEX CREDIT MANAGEMENT LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

Signature Page to Third Supplemental Indenture

MARLIN FINANCIAL GROUP LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL INTERMEDIATE LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL INTERMEDIATE II LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN MIDWAY LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

BLACK TIP CAPITAL HOLDINGS LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

Signature Page to Third Supplemental Indenture

MARLIN SENIOR HOLDINGS LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN PORTFOLIO HOLDINGS LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN FINANCIAL SERVICES LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN LEGAL SERVICES LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN CAPITAL EUROPE LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

Signature Page to Third Supplemental Indenture

MCE PORTFOLIO LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MFS PORTFOLIO LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN EUROPE I LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

MARLIN EUROPE II LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

ME III LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

Signature Page to Third Supplemental Indenture

ME IV LIMITED
as Guarantor
By: /s/ Christopher Ross-Roberts
Name: Christopher Ross-Roberts
Title: Director

CITIBANK, N.A., LONDON BRANCH
as Trustee
By: /s/ Andrew McIntosh
Name: Andrew McIntosh
Title: Vice President

Signature Page to Third Supplemental Indenture

SCHEDULE 1
GUARANTORS

CABOT FINANCIAL LIMITED
CABOT CREDIT MANAGEMENT LIMITED
CABOT FINANCIAL HOLDINGS GROUP LIMITED
CABOT CREDIT MANAGEMENT GROUP LIMITED
CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED
CABOT FINANCIAL (UK) LIMITED
CABOT FINANCIAL (EUROPE) LIMITED
FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED
APEX CREDIT MANAGEMENT LIMITED

MARLIN FINANCIAL GROUP LIMITED
MARLIN FINANCIAL INTERMEDIATE LIMITED
MARLIN FINANCIAL INTERMEDIATE II LIMITED
MARLIN MIDWAY LIMITED
BLACK TIP CAPITAL HOLDINGS LIMITED
MARLIN SENIOR HOLDINGS LIMITED
MARLIN PORTFOLIO HOLDINGS LIMITED
MARLIN FINANCIAL SERVICES LIMITED
MARLIN LEGAL SERVICES LIMITED
MARLIN CAPITAL EUROPE LIMITED
MCE PORTFOLIO LIMITED
MFS PORTFOLIO LIMITED
MARLIN EUROPE I LIMITED
MARLIN EUROPE II LIMITED
ME III LIMITED
ME IV LIMITED